OFFER November 27, 2013 TO: THE HOLDERS OF COMMON SHARES OF GLOBAL ROYALTY CORP. Notice to U.S. Shareholders. This Offer is made for the securities of a non-U.S. company. The Offer is subject to disclosure requirements of a country that are different from those of the United States. Financial information included in the document, if any, may be prepared in accordance with foreign accounting standards that may not be comparable to the financial statements of United States companies. It may be difficult for you to enforce your rights and any claim you may have arising under the U.S. federal securities laws, since the issuer of the securities being acquired is located in a foreign country, and some or all of such company’s officers and directors may not be residents of the United States. You may not be able to sue a non-U.S. company or its officers or directors in a non-U.S. court for violations of the U.S. securities laws. It may be difficult to compel a non-U.S. company and its affiliates to subject themselves to a U.S. court’s judgment. You should be aware that the issuer may purchase securities otherwise than under the Offer, such as in open market or privately negotiated purchases. 1. THE OFFER Coeur Mining, Inc. (the “Offeror”) hereby offers to purchase, on and subject to the terms and conditions hereinafter specified, all of the issued and outstanding common shares (the “Common Shares”) in the capital of Global Royalty Corp (“GRC”), for consideration of US$2.68 per Common Share, which amount will be satisfied by delivery of 0.2394 common shares of Coeur Mining, Inc. and cash of US$0.03. The Offer is made only for Common Shares and is not made for any other securities. The obligation of the Offeror to take-up and pay for Common Shares pursuant to the Offer is subject to certain conditions. See “Conditions of the Offer” in Section 4 of this Offer. Capitalized terms used herein but not otherwise defined herein have the meanings ascribed to such terms in the support agreement between the Offeror and GRC and Mark Kucher (the “Initial Shareholder”) dated November 22, 2013 (the “Support Agreement”). 2. TIME OF ACCEPTANCE The Offer is open for acceptance during the period commencing on the date hereof and ending at 5:00 p.m. (Toronto time) on December 9, 2013 (such time, or such time as it may be extended pursuant to the Support Agreement, being the “Expiry Time”). 3. MANNER OF ACCEPTANCE The Offer may be accepted by delivering to GRC, care of its legal counsel, Farris, Vaughan, Wills & Murphy LLP (“Farris”), Suite 2500, 700 West Georgia Street, Vancouver British Columbia, V7Y 1B3, Attn: Al Hudec, so as to be received not later than the Expiry Time: (a) original certificates, representing the Common Shares in respect of which the Offer is being accepted; (b) a Letter of Transmittal and Joinder, properly completed and duly executed as required by the instructions and rules set forth in the Letter of Transmittal and Joinder; and (c) any other relevant documents required by the instructions and rules set forth in the Letter of Transmittal and Joinder. General The Offer will be deemed to be accepted by a shareholder only if Farris has actually received the requisite documents at or prior to the Expiry Time. In all cases, payment for securities deposited and taken-up by the Offeror will be made only after timely receipt by GRC, care of its legal counsel, Farris, of (a) original certificates representing the Common Shares, as applicable, (b) a Letter of Transmittal and Joinder, properly completed and duly executed, covering such Common Shares, and (c) all other required documents. Power of Attorney The execution of a Letter of Transmittal and Joinder irrevocably constitutes and appoints any officer of the Offeror as the true and lawful agent, attorney and attorney-in-fact and proxyholder of the holder of the Common Shares covered by the Letter of Transmittal and Joinder with respect to the Common Shares deposited under the Letter of Transmittal and Joinder which are taken up and paid for under the Offer and with respect to any and all dividends, distributions, payments, securities, rights assets or other interests declared, paid, issued, distrusted, made or transferred on or in respect of such Common Shares on or after the date of this Offer (the “Offer Date”). The power of attorney is granted irrevocably upon execution of the Letter of Transmittal and Joinder and is effective on and after the date that the Offeror takes up and pays for Common Shares under the Offer. A holder who executes a Letter of Transmittal and Joinder covenants to execute, upon request, any additional documents, transfers and other assurances as may be necessary or desirable to complete the sale, assignment and transfer of Common Shares to the Offeror in accordance with the terms of the Offer. Depositing Shareholders’ Representations and Warranties All shareholders depositing Common Shares to the Offer (each, a “Shareholder”) must have full power and authority to sell, assign and transfer the Common Shares to the Offeror. Shareholders depositing Common Shares to the Offer must have good and marketable title to their Common Shares free and clear of any and all Encumbrances. The valid deposit of Common Shares will constitute a binding agreement between the depositing Shareholder and the Offeror upon the terms and subject to the conditions of the Offer and as set out in the Support Agreement, including the depositing Shareholder’s representation and warranty that: A. such Shareholder has full power and authority to deposit, sell, assign and transfer the Common Shares, together with all rights and benefits arising therefrom, including the right to all dividends, distributions, payments, rights, assets or other interests that may be declared, paid, issued, distributed, made or transferred on or after the Offer Date or in respect of the Common Shares (collectively, the “Interests”), being deposited and has not sold, assigned or transferred or agreed to sell, assign or transfer any of such Common Shares to any other person; B. such Shareholder depositing the Common Shares, or on whose behalf such Common Shares are being deposited, has good title to and is the beneficial owner of the Common Shares (and any Interests) being deposited; C. the Shareholder’s Common Shares (and any Interests) will be transferred to and acquired by the Offeror pursuant to the Contemplated Transactions with good and marketable title, free and clear of any and all Encumbrances; D. such Shareholder’s Common Shares are not subject to any securityholders’ agreement, voting trust or similar agreement or any right or privilege (whether by Laws, pre-emptive or contractual) capable of becoming a securityholders’ agreement, voting trust or other agreement affecting the Shareholder’s Common Shares or the ability of the Shareholder (or, after the acquisition by the Offeror pursuant to the Contemplated Transactions, the Offeror) to exercise all ownership rights thereto, including the voting of any such Shareholder’s Common Shares; E. no Person, firm, corporation or other entity whatsoever has any agreement or option, or any right or privilege (whether by Laws, pre-emptive or contractual) capable of becoming an agreement or option, for the purchase, requisition or transfer from the Shareholder, or any registered holder of the Shareholder’s Common Shares or any other Person, of any of the Shareholder’s Common Shares, or any interest therein or right thereto, except pursuant to this Offer and the Support Agreement, and there does not exist any agreement, understanding or commitment giving rise to any obligations, financial or otherwise, on the part of GRC or any of its Affiliates to the Shareholder, or any Affiliates of the Shareholder as applicable (or any associates or insiders, as such terms are defined in the Securities Act, of any of the foregoing); F. there is no Claim pending or threatened against the Shareholder that relates or could relate to the Support Agreement or otherwise materially impairs or could materially impair the ability of the Shareholder to consummate the transfer of Common Shares pursuant to the Contemplated Transactions or the title of the Shareholder to any of the Shareholder’s Common Shares; G. there is no requirement of the Shareholder to make any filing with, give any notice to, or obtain any permit, licence, sanction, ruling, order, exemption or consent, approval or waiver of, any Governmental Authority or other Person (including the lapse, without objection, of a prescribed time under applicable Laws that states that a transaction may be implemented if a prescribed time lapses following the giving of notice) as a condition to the lawful completion of the Contemplated Transactions or the execution and delivery by the Shareholder and enforcement against the Shareholder of the Support Agreement; and H. the Shareholder is resident in the jurisdiction indicated on its Letter of Transmittal and Joinder and the deposit of such Common Shares (and any Interests) complies with applicable securities laws.

Each Shareholder, by depositing such Shareholder’s Common Shares pursuant to the Offer, has agreed to be joined to the Support Agreement and to provide the representations and warranties contained at Section 4.2 therein. All questions as to the validity, form, eligibility (including timely receipt) and acceptance of any Common Shares and accompanying documents deposited pursuant to the Offer will be determined by the Offeror in its sole discretion. Depositing Shareholders agree that such determination shall be final and binding. The Offeror reserves the absolute right to reject any and all deposits which the Offeror determines not to be in proper form or which may be unlawful to accept under the laws of any jurisdiction. The Offeror reserves the absolute right to waive any defect or irregularity in any deposit of any Common Shares and accompanying documents. There shall be no duty or obligation on the Offeror or any other person to give notice of any defect or irregularity in any deposit, and no liability shall be incurred by any of them for failure to give any such notice. The Offeror’s interpretation of the terms and conditions of the Offer Documents shall be final and binding. The Offeror reserves the right to permit the Offer to be accepted in a manner other than that set out above. 4. CONDITIONS OF THE OFFER Notwithstanding any other provision of the Offer, and subject to the terms of the Support Agreement and applicable Laws, the Offeror will have the right to withdraw or terminate the Offer (or, subject to the terms and conditions of the Support Agreement, amend or vary the Offer), and will not be required to accept for payment, take up, purchase or pay for and/or may extend the period of time during which the Offer is open and/or may postpone taking up and paying for any Common Shares deposited under the Offer, unless all of the following conditions are satisfied or waived by the Offeror, in its sole discretion, at or prior to the Expiry Time: (a) Deposited Common Shares: There shall have been validly tendered under the Offer and not withdrawn as at the Expiry Time of the Offer, such number of Common Shares that represents at least 90% of the outstanding Common Shares (on a fully-diluted basis) (the “Minimum Tender Condition”) (b) Representations and Warranties: The representations and warranties of GRC and the Initial Shareholder contained in the Support Agreement shall be true and correct with the same effect as though such representations and warranties had been made as of the Expiry Time; (c) Covenants: All of the covenants and obligations of GRC to be performed or observed pursuant to the Support Agreement shall have been duly performed or observed; (d) Certificate of GRC: GRC and the Initial Shareholder shall have delivered to the Offeror a certificate of GRC, executed by the directors of GRC, certifying that the representations and warranties made by GRC in the Support Agreement are true and correct and that all covenants and obligations to be observed or performed by GRC on or before the Expiry Time pursuant to the terms of the Support Agreement have been duly observed and performed; (e) Blackhawk Lien: The Offeror shall be satisfied that the Blackhawk Loan has been repaid in full or otherwise satisfied and extinguished, and all existing commitments and Liens in connection with the Blackhawk Loan have been terminated and released; (f) No Material Adverse Change: No Material Adverse Change of GRC or Albertaco has occurred since the date of the Support Agreement or prior to the Support Agreement that has not been previously disclosed to the Offeror in writing; (g) The Support Agreement and GRC Shareholder Lock-Up Agreements: Neither the Support Agreement nor any of the Lock-Up Agreements shall have been terminated in accordance with their respective terms; (h) Mark Kucher Employment Agreement: Mark Kucher shall have entered into employment arrangements and the Non-Competition Agreement and neither shall have been terminated in accordance with their respective terms; (i) Termination of Convertible Securities: The Offeror shall be satisfied that the Convertible Securities have been terminated or otherwise satisfied and extinguished; (j) Approvals: All consents, waivers, permits, orders and approvals of all Governmental Authorities or other persons necessary to permit the completion of the Offer shall have been obtained; and (k) Litigation: (x) No act, action, suit, investigation or proceeding shall have been taken or threatened or be pending before or by any Governmental Authority or by any elected or appointed public official or private person or entity (which, in the case of a private person or entity, the Offeror believes has a reasonable likelihood of success), and (y) no Law shall exist or have been proposed, enacted, entered, promulgated, amended or applied, in either case, unless the same is acceptable to the Offeror in its sole discretion:

(i) challenging the Offer or the Offeror’s ability to maintain the Offer; (ii) which has or may have the effect, directly or indirectly, of cease trading, making illegal, enjoining, prohibiting, preventing, restraining, limiting, delaying or imposing limitations or conditions on: (A) the making or consummation of the Offer; (B) the take-up or acquisition by, or the sale to, the Offeror of Common Shares; (C) the issue and delivery of the Offeror Shares, in each case as consideration for Common Shares taken up or acquired by the Offeror; (D) the ability of the Offeror to acquire, own or hold, or exercise full rights of ownership in respect of, any Common Shares or business or material assets of GRC or its Affiliates; (E) the ownership or operation or effective control by the Offeror of any material portion of the business or material assets of GRC or its Affiliates; or (F) the ability of the Offeror and its affiliates to complete any Compulsory Acquisition or Subsequent Acquisition Transaction; (iii) which, if the Offer were consummated, could reasonably be expected to have a Material Adverse Change on GRC or the Offeror; (iv) which seeks to compel the Offeror or its Affiliates to dispose of or hold separate any material portion of the business or assets of GRC or any of its Affiliates; (v) which seeks to obtain from the Offeror or GRC or any of their respective Affiliates any material damages, fees, levies or penalties directly or indirectly in connection with the Offer or any Compulsory Acquisition or Subsequent Acquisition Transaction; or (vi) which could reasonably be expected to make uncertain the ability of the Offeror and its affiliates to complete any Compulsory Acquisition or Subsequent Acquisition Transaction. The foregoing conditions are for the sole benefit of the Offeror and may be asserted by the Offeror at any time. The Offeror will be entitled to waive compliance with any such conditions, in whole or in part, if it sees fit to do so, without prejudice to its rights and remedies at law and in equity. The conditions listed above shall be conclusively deemed to have been satisfied or waived upon the taking-up by the Offeror of any Common Shares pursuant to the Offer. Any waiver of a condition or the withdrawal of the Offer will be effective upon written notice or other communication confirmed in writing by the Offeror to that effect, to GRC. If the Offer is withdrawn, the Offeror will not be obligated to take-up or pay for any deposited Common Shares under the Offer and GRC will promptly return all certificate(s) representing deposited Common Shares, Letters of Transmittal and Joinder and related documents in its possession to the parties by whom they were deposited. 5. OTHER TERMS OF THE OFFER This Offer does not constitute an offer or a solicitation to any person in any jurisdiction in which such offer or solicitation is unlawful. The Offer is not being made to, nor will deposits be accepted from or on behalf of, Shareholders in any jurisdiction in which the making of the Offer or the acceptance thereof would not be in compliance with the laws of such jurisdiction. The Offeror, in its sole discretion, acting reasonably, shall be entitled to make a final and binding determination of all questions relating to the interpretation of the Offer (including, without limitation, the satisfaction of the conditions of the Offer) and the validity of any acceptance of the Offer. The Offer and all contracts resulting from acceptance thereof shall be governed by and construed in accordance with the laws of the Province of British Columbia and the federal laws of Canada applicable therein. Each party to any agreement resulting from the acceptance of the Offer unconditionally and irrevocably attorns to the exclusive jurisdiction of the courts of the Province of British Columbia and all courts competent to hear appeals therefrom. The Offeror reserves the right to transfer to one or more of its wholly-owned affiliates the right to purchase all or any portion of the Common Shares deposited under the Offer, but any such transfer will not relieve the Offeror of its obligations under the Offer and will in no way prejudice the rights of persons who have deposited Common Shares pursuant to the Offer to receive payment for such Common Shares that have been validly deposited and accepted for payment pursuant to the Offer. The Additional Information included herein at Schedule “A” is for information purposes only and reference should be had to the Support Agreement and the publicly disclosed information regarding Coeur Mining, Inc. that is available on SEDAR at www.sedar.com and EDGAR at www.sec.gov. All Shareholders are encouraged to consult with their own legal and financial advisors in connection with the contents of those materials.

SCHEDULE “A” The following information is supplied by the Offeror with respect to the accompanying Offer dated November 27, 2013 to purchase all of the issued and outstanding common shares of GRC. Shareholders should refer to the Offer for details of the terms and conditions of the Offer, including details as to payment and withdrawal rights. 1. THE OFFEROR The Offeror is a large U.S.-based primary silver producer with significant gold production and has assets primarily located in the United States, Mexico, Bolivia, Argentina and Australia. The Offeror’s principal sources of mining revenues are the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Kensington gold mine in Alaska, and the Rochester silver-gold mine in Nevada, each of which is operated by the Offeror. The Offeror also has an interest in the Endeavor silver-base metal mine in Australia, which is operated by a non-affiliated party, in addition to a 2.0% net smelter royalty on the Cerro Bayo silver-gold mine in Chile. In addition, the Offeror has two silver-gold feasibility stage projects – the La Preciosa project in Mexico and the Joaquin project in Argentina. The Offeror also conducts ongoing exploration activities in Mexico, Argentina, Nevada, Alaska and Bolivia, and owns strategic minority investment positions in eight silver and gold development companies with projects in North and South America. The Offeror’s primary business strategy is to discover, acquire, develop and operate low-cost silver and gold operations that it expects to produce long-term cash flow, provide opportunities for growth through continued exploration, and generate superior and sustainable returns for stockholders. The Offeror’s management focuses on maximizing net cash flow through identifying and implementing revenue enhancement opportunities at existing operations, reducing operating and non-operating costs, completing capital projects and reducing capital expenditures, and managing working capital. The office of the Offeror is located at 104 S. Michigan Avenue, Suite 900, Chicago, Illinois 60603. The Offeror is a reporting issuer in British Columbia, Alberta and Ontario and files its continuous disclosure documents with the relevant Canadian securities regulatory authorities. Such documents are available on SEDAR at www.sedar.com. The Offeror is also an SEC registrant and accordingly files with or furnishes to the SEC certain documents. Such documents are available on EDGAR at www.sec.gov. 2. GRC GRC is a mineral resource royalty company that acquires existing and creates new precious and base metal royalty interests, including net smelter return royalties and participation interests based on production. GRC is a privately-held corporation governed by the Business Corporations Act (British Columbia). GRC’s office is located at Suite 1600, 1111 West Hastings Street, Vancouver, BC V6E 2J3. 3. BACKGROUND TO THE OFFER GRC has engaged in discussions with Blackhawk Resource Corp. (“Blackhawk”) regarding GRC’s pursuit of equity financing to fund additional royalty interests. On July 12, 2013, GRC entered into a share exchange agreement with Blackhawk to complete a reverse takeover of Blackhawk and become a publicly traded company (“Blackhawk RTO”). In connection with the Blackhawk RTO, Blackhawk advanced a $1.65 million loan to GRC to repay an existing credit facility that GRC held (“Blackhawk Loan”). On November 5, 2013, the Offeror and GRC entered into the Letter of Intent regarding a potential acquisition by the Offeror of GRC. GRC, the Initial Shareholder and the Offeror executed the Support Agreement in respect of this potential acquisition on November 22, 2013. On or prior to the Take-Up Date, GRC will be required to pay to Blackhawk a termination fee relating to the termination of the Blackhawk RTO and to repay the Blackhawk Loan. 4. RECOMMENDATION OF CERTAIN SHAREHOLDERS Mark Kucher, the sole director of GRC, has determined that it is in the best interests of GRC to support and facilitate the Offer and recommends that Shareholders accept the Offer and deposit their Common Shares under the Offer. Mark Kucher and Jeff Howlett have entered into lock-up agreements pursuant to which they have agreed to tender the Common Shares that they hold, both directly and indirectly, to the Offer. 5. ARRANGEMENTS WITH THE SOLE DIRECTOR AND PRESIDENT OF GRC Following completion of the Offer, the Offeror will enter into arrangements with Mark Kucher, the President and sole director of GRC. GRC is a party to a management agreement with British Swiss Investment Corp (“BSIC”), pursuant to which Mark Kucher, the principal and a key employee of BSIC, provides management and consulting services on behalf of BSIC to GRC (the “Management Agreement”). Upon completion of the Offer, GRC will be required to pay to Mark Kucher and BSIC a termination payment, as completion of the Offer will constitute a change of control under the Management Agreement. The termination payment is the sum of: any monthly base fees of $20,000 accrued but not paid to BSIC; a payment of $720,000; the amount of any bonus paid by GRC to BSIC in 2012, and the vesting of any stock options granted to Mark Kucher (regardless of their terms). GRC will satisfy the termination payment by delivery of shares of the Offeror. Upon completion of the transfer of Common Shares pursuant to this Offer, the Offeror and Mark Kucher will enter into employment arrangements. The terms of Mark Kucher’s employment will include an annual salary of $300,000 and the opportunity to earn up to 1% of the equity value of Coeur Capital, Inc. over a four-year period, subject to ratable vesting on each of the first four anniversaries of his employment with Coeur Capital, Inc., payable on a change in control or initial public offering of Coeur Capital, Inc.